                                                                    EXHIBIT 99.1
                                                                    ------------

                                                     INVESTOR CONTACT:
                                                     Bill Robertson
                                                     Director, Corporate Finance
                                                     (949) 936-8340
                                                     www.hineshorticulture.com


           HINES HORTICULTURE, INC. REPORTS 2006 FIRST QUARTER RESULTS

Irvine, California - May 9, 2006 - Hines Horticulture, Inc. (NASDAQ: HORT), the leading operator of commercial nurseries in North America, today reported net sales for the first quarter of 2006 of $56.9 million, down $7.1 million, or 11.1%, from $64.0 million for the first quarter a year ago.

"Adverse weather conditions in the West, along with the full effect of pay by scan has resulted in a significant decline in our first quarter net sales," said Rob Ferguson, Chief Executive Officer. "The persistent rain in the Pacific Northwest, northern California and Southwest reduced first quarter consumer demand and delayed certain product availability until the second quarter. The conversion to pay by scan has also negatively impacted our first quarter net sales as we have experienced a less than anticipated sell through of product at our customers' store locations. Given these current market conditions, I feel it is unlikely that we will recapture our first quarter net sales deficit by year-end. Looking forward, we believe that we can meet our net sales target for the remainder of 2006 if consumer demand strengthens and pulls through shipped units that are in our customers' stores."

Gross profit for the first quarter of 2006 was $26.0 million, or 45.7% of net sales, compared to $31.2 million, or 48.8% of net sales, for the comparable period in 2005. The decrease in gross profit and gross profit as a percentage of sales is mainly attributable to lower first quarter sales and high cost inventory produced in 2005. "As I have stated previously, we have hired an outside consulting group to assist us with the implementation of our productivity initiatives," said Mr. Ferguson. "These initiatives are aimed at reducing labor costs as well as identifying and eliminating non-value added processes. To date, I am pleased to report that these initiatives have resulted in a significant improvement in labor hour productivity and should begin to translate into cost savings in the future."

Operating loss for the first quarter of 2006 of $2.0 million is $4.8 million less than operating income of $2.8 million during the first quarter a year ago. The shift from operating income to operating loss resulted from a decline in gross profit for the period of $5.2 million and an increase in other operating expenses including consulting fees relating to our productivity improvement initiatives. The gross profit decline and unfavorable operating expenses were partially offset by decreased selling and distribution expense.

Other non-operating expenses for the first quarter of 2006 were $5.5 million compared to $5.8 million for the comparable period in 2005. The decrease was mainly due to lower interest expense, offset by the decrease in interest rate swap agreement income.

Net loss for the first quarter of 2006 was $4.4 million, or $0.20 per basic and diluted share, compared to a net loss of $1.7 million, or $0.08 per basic and diluted share, for the comparable period a year ago. The increase in the loss is mainly attributable to lower net sales and gross profit margin.

NON-GAAP FINANCIAL MEASURES
---------------------------
"EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. EBITDA for the first quarter of 2006 was $0.9 million compared to $5.5 million for the same period last year. A reconciliation of net loss to EBITDA for the first quarters of 2006 and 2005 is included in this earnings release.

VACAVILLE LAND SALE
-------------------
As previously disclosed, on March 1, 2006, we received notice that Triad Communities, L.P. had elected to exercise its option to purchase our 168-acre property in Vacaville, California. Total proceeds from the Option Agreement and sale of the land is approximately $16.9 million, which includes approximately $2.6 million in option payments already received. The balance of $14.3 million was collected on April 3, 2006, which coincided with the close of escrow and transfer of title.

For accounting purposes the entire gain will be deferred, due to the Company's continuing involvement, as defined in SFAS No. 98, "Accounting for Leases," in the property. This will be recorded in the second quarter.

QUARTERLY EARNINGS CONFERENCE CALL
----------------------------------
The Company's quarterly earnings conference call will be held at 4:45 p.m. EDT on Tuesday, May 9, 2006. This call can be accessed live at Hines Horticulture's web site at www.hineshorticulture.com, where it will also be available for replay for one year. The webcast is also being distributed over CCBN's Investor Distribution Network, where individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

ABOUT HINES
-----------
Hines Horticulture is the leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as The Home Depot, Lowe's and Wal-Mart.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Certain forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, prospects, developments, expectations, and intentions, statements about future sales for the remainder of 2006, anticipated improvements in labor productivity and potential cost savings in future quarters, the likelihood of recapturing some of the first quarter net sales deficit by year end and other statements contained in the press release that are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission. These factors include, but are not limited to, general economic trends and seasonality, general agricultural risks beyond our control including risks associated with disease and pests and with sudden oak death, adverse weather conditions, increases in the prices for water, petroleum and raw materials, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, our ability to successfully raise prices in 2006 over 2005 levels, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers, increases in transportation and fuel costs and other factors set forth in such filings. Additional factors also include the implementation costs and challenges associated with The Home Depot's new "pay by scan" inventory management program where our customer does not take ownership of the inventory at its stores until the product is scanned at the register when sold to the retailer buyer.

The Company's annual report on Form 10-K and other SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshorticulture.com.


                                - Tables Follow -

                                     HINES HORTICULTURE, INC.
             RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                   (UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                 Three Months Ended
                                                    --------------------------------------------
                                                      March 31,          March 31,
                                                        2006               2005         % Change
                                                    ------------       ------------     --------
Sales, net                                          $     56,902       $     63,990       -11.1%
Costs of goods sold                                       30,885             32,766        -5.7%

Gross profit                                              26,017             31,224       -16.7%
% OF SALES                                                  45.7%              48.8%

Selling and distribution expenses                         21,441             22,564        -5.0%
General and administrative expenses                        5,805              5,945        -2.4%
Other operating expenses (income)                            742               (115)     -745.2%
                                                    ------------       ------------     --------
Total operating expenses                                  27,988             28,394        -1.4%

Operating (loss) income                                   (1,971)             2,830      -169.6%
% OF SALES                                                  -3.5%               4.4%

    Interest, net                                          5,157              6,240       -17.4%
    Interest rate swap agreement income                       --               (895)     -100.0%
    Amortization of deferred financing expenses              371                445       -16.6%
                                                    ------------       ------------     --------
                                                           5,528              5,790        -4.5%
                                                    ------------       ------------     --------

Loss before income taxes                                  (7,499)            (2,960)      153.3%
Income tax benefit                                        (3,075)            (1,214)      153.3%
                                                    ------------       ------------     --------
Net loss                                            $     (4,424)      $     (1,746)      153.4%
                                                    ============       ============     ========


Basic and diluted net loss per share:               $      (0.20)      $      (0.08)      150.0%
                                                    ============       ============     ========

Weighted average shares outstanding
    Basic & Diluted                                   22,072,549         22,072,549
                                                    ============       ============

Non-GAAP Financial Measures
EBITDA                                              $        859       $      5,458       -84.3%
                                                    ============       ============     ========


                                               -5-

                                               HINES HORTICULTURE, INC.
                                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                               MARCH 31, 2006 AND 2005
                                              (UNAUDITED, IN THOUSANDS)


                                                                                                 March 31,
ASSETS                                                                   Footnotes         2006              2005
                                                                        ------------    ------------     ------------

Current assets:
    Cash                                                                    (1)         $         60     $        374
    Accounts receivable, net                                                                  38,358           47,411
    Inventories                                                             (1)              201,685          206,041
    Consigned inventories                                                   (1)                2,181            1,259
    Prepaid expenses and other current assets                                                  3,411            4,163
    Assets held for sale                                                                         484               --
                                                                                        ------------     ------------

                               Total current assets                                          246,179          259,248
                                                                                        ------------     ------------

Fixed assets, net                                                                            120,503          131,333
Deferred financing expenses, net                                                               5,986            8,438
Deferred income taxes                                                                         11,481            9,210
Goodwill                                                                                      43,926           43,926
                                                                                        ------------     ------------

                                       Total assets                                     $    428,075     $    452,155
                                                                                        ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                        (1)         $     26,545     $     32,297
    Accrued liabilities                                                                       12,381           13,695
    Accrued payroll and benefits                                                               4,532            5,585
    Accrued interest                                                                           9,332              317
    Long-term debt, current portion                                                               --            5,714
    Borrowings on revolving credit facility                                                   38,059           61,841
    Deferred income taxes                                                                     63,052           65,231
                                                                                        ------------     ------------

                              Total current liabilities                                      153,901          184,680
                                                                                        ------------     ------------

Long-term debt                                                                               175,000          203,571
Deferred gain on land sale                                                                    39,880               --
Other liabilities                                                                              5,310            4,684

Shareholders' equity                                                                          53,984           59,220
                                                                                        ------------     ------------

                              Total liabilities and shareholders' equity                $    428,075     $    452,155
                                                                                        ============     ============

SEE ACCOMPANYING FOOTNOTES.


                                                         -6-

                                               HINES HORTICULTURE, INC.
                                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                                              (UNAUDITED, IN THOUSANDS)


                                                                                                 March 31,
                                                                        Footnotes          2006              2005
                                                                      ------------     ------------      ------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                           $     (4,424)     $     (1,746)
    Adjustments to reconcile net loss to net cash
           used in operating activities:
         Depreciation                                                                         2,830             2,628
         Amortization of deferred financing costs                                               371               445
         Interest rate swap agreement income                                                     --              (895)
         Accrued retirement obligations                                                        (211)               --
         Accretion of asset retirement obligations                                                2                31
         Deferred income taxes                                                               (3,075)           (1,214)
         Gain on disposition of fixed assets                                                    (20)             (115)

    Change in working capital accounts:
         Accounts receivable                                                                (21,914)          (27,442)
         Inventories                                                                        (19,303)          (26,236)
         Prepaid expenses and other current assets                                             (752)           (1,091)
         Accounts payable and accrued liabilities                      (1)                   19,528            18,422
                                                                                       ------------      ------------
                  Net cash used in operating activities                                     (26,968)          (37,213)
                                                                                       ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                                                   (963)           (2,472)
    Proceeds from sale of fixed assets                                                          100               132
    Proceeds from land sale option                                                               --             1,100
                                                                                       ------------      ------------
                 Net cash used in investing activities                                         (863)           (1,240)
                                                                                       ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net borrowings on revolving line of credit                                               27,979            38,232
    Repayments of long-term debt                                                                 --                (5)
    Deferred financing costs                                                                   (150)               --
                                                                                       ------------      ------------
                 Net cash provided by financing activities                                   27,829            38,227
                                                                                       ------------      ------------

NET CHANGE IN CASH                                                                               (2)             (226)

CASH, beginning of year                                                (1)                       62               600
                                                                                       ------------      ------------

CASH, end of year                                                                      $         60      $        374
                                                                                       ============      ============


SEE ACCOMPANYING FOOTNOTES.


                                                         -7-

                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
                   THREE MONTHS ENDED MARCH 31, 2006 AND 2005
                            (UNAUDITED, IN THOUSANDS)

"EBITDA" is defined as income before interest expense, provision for income taxes and depreciation/amortization expense. EBITDA has been included because we believe that it is a useful tool for us and our investors to measure our ability to meet debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America, which we refer to as GAAP. This measure is not calculated in the same manner by all companies and accordingly is not necessarily comparable to similarly titled measures for performance relative to other companies. We have presented EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of our results of operations and we believe that EBITDA is useful to investors because EBITDA is commonly used to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is also used in covenants in credit facilities and high yield debt indentures to measure the borrower's ability to incur debt and for other purposes, and may be the preferred measure for these purposes. EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance determined in accordance with GAAP. Our reconciliation of EBITDA to net loss and cash flow from operating activities is as follows:

                                                        Three Months Ended
                                                  ----------------------------
                                                   March 31,        March 31,
                                                     2006             2005
                                                  -----------      -----------

Net loss                                          $    (4,424)     $    (1,746)
Income tax benefit                                     (3,075)          (1,214)
Amortization of deferred financing expenses               371              445
Interest rate swap agreement income                        --             (895)
Interest expense                                        5,157            6,240
Depreciation                                            2,830            2,628
                                                  -----------      -----------

EBITDA                                            $       859      $     5,458
                                                  ===========      ===========


                                                        Three Months Ended
                                                  ----------------------------
                                                   March 31,        March 31,
                                                     2006             2005
                                                  -----------      -----------

Cash flow from operating activities               $   (26,968)     $   (37,213)
Interest expense                                        5,157            6,240
Accrued retirement obligations                            211               --
Accretion of asset retirement obligation                   (2)             (31)
Gain on sale of assets                                     20              115
Changes in working capital accounts                    22,441           36,347
                                                  -----------      -----------

EBITDA                                            $       859      $     5,458
                                                  ===========      ===========

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                            (UNAUDITED, IN THOUSANDS)


GENERAL:
--------

(1) Certain reclassifications have been made in prior period financial statements to conform to fiscal 2006 classifications.



                                      -9-